SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 22, 2002



                             FLAGSTAR BANCORP, INC.
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             (Exact name of Registrant as specified in its charter)


         Michigan                      0-22353                 38-3150651
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(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)           Identification No.)

                   5151 Corporate Drive, Troy, Michigan 48098
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                    (Address of principal executive offices)


                                 (248) 312-2000
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               Registrant's telephone number, including area code


                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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   (a) -  (b)      Not applicable.

          (c)      The following exhibit is filed as part of this report.

                   Exhibit 99.1      Press release dated March 22, 2002

Item 9. Regulation FD Disclosure.
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     On March 22, 2002, Flagstar Bancorp, Inc. issued a press release announcing that it is restating its 2001 annual results of operations to show an increase in net earnings of $7.7 million, or $0.39 per share - diluted, to $82.9 million, $4.17 per share - diluted. Earlier this year the Company reported record annual earnings of $75.2 million, or $3.78 per share - diluted. The increase relates to adjustments made to Flagstar's accounting for stock based compensation granted to employees.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                      FLAGSTAR BANCORP, INC.


Date:   March 22, 2002                By:  /s/ Michael W. Carrie
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                                           Michael W. Carrie
                                           Executive Vice President and Chief
                                           Financial Officer
                                           (Duly Authorized Representative)